As filed with the Securities and Exchange Commission on May 6, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAULSON CAPITAL (DELAWARE) CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	93-0589534
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

1331 NW Lovejoy Street, Suite 720
Portland, Oregon	97209
(Address of Principal Executive Office)	(Zip Code)

Paulson Capital Corp.

2013 Equity Incentive Plan
(Full Title of Plan)

Trent D. Davis

President
1331 NW Lovejoy Street, Suite 720
Portland, Oregon 97209
(Name and Address of Agent for Service)

(503) 243-6000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, $0.0001 par value	1,500,000	(1)	$1.185	$1,777,500.00	$228.95

(1)

Represents additional shares of common stock issuable under the Registrant’s 2013 Equity Incentive Plan.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to register an indeterminate amount of such additional number of shares of the Registrant’s common stock as may be issuable pursuant to stock split, stock dividend or the like.

(2)

Pursuant to Rules 457(c) and 457(h) of the Securities Act, the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on May 1, 2014.

(3)	Estimated solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

The purpose of this registration statement is to register 1,500,000 shares of the common stock of Paulson Capital (Delaware) Corp. (the “Company” or “Registrant”) issuable under the Company’s 2013 Equity Incentive Plan for offer and sale. This registration statement includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The reoffer prospectus may be used for reoffers of shares of common stock (acquired or to be acquired under the Company’s 2013 Equity Incentive Plan) that are defined as “control securities” or “restricted securities” under General Instruction C to Form S-8.

[Note: The reoffer prospectus referred to in this Explanatory Note follows this page.]

PROSPECTUS

PAULSON CAPITAL (DELAWARE) CORP.

1,267,929 shares of common stock

This prospectus relates to the reoffer and resale by officers, directors, employees and others of Paulson Capital (Delaware) Corp. (the “Company” or “Registrant”) or its majority owned subsidiary, Paulson Investment Company, Inc. (“PIC”), of up to 1,267,929 shares of the Company’s common stock, $0.0001 par value, that are defined as “control securities” or “restricted securities” under Instruction C to Form S-8 (the “Shares”).  These officers, directors, employees and others (collectively, the “Selling Shareholders”) acquired or may acquire the Shares as stock awards or by exercising stock option awards, in either case, as granted pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”).

The Selling Shareholders will determine when they will sell their Shares, and may sell their Shares at the then-prevailing market price or at prices negotiated at the time of sale.  We will not receive any proceeds from these sales.  The brokers and dealers that the Selling Shareholders may utilize in selling their Shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the Shares.

Our common stock is traded on the Nasdaq Capital Market under the symbol “PLCC.” On May 2, 2014, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.27 per share.

Our principal executive offices are located at 1331 NW Lovejoy Street, Suite 720, Portland, Oregon 97209.

Investing in the Shares involves risks.  See “Risk Factors” beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus May 6, 2014.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	4
SELLING SHAREHOLDERS	5
USE OF PROCEEDS	6
PLAN OF DISTRIBUTION	6
DESCRIPTION OF SECURITIES	6
INDEMNIFICATION	10
INCORPORATION OF DOCUMENTS BY REFERENCE	10
WHERE YOU CAN FIND MORE INFORMATION

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or amendment.  We have not authorized any other person to provide you with different information.  Information contained on our website does not constitute a part of this prospectus.  The information in this prospectus may only be accurate as of the date appearing on the cover page of this prospectus, regardless of the time this prospectus is delivered or common stock is sold.

Trademarks, service marks or trade names of any other companies appearing in this prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us, and or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

All references to the “Company,” “Registrant,” “us,” “we” or “our” refer to Paulson Capital (Delaware) Corp. and its subsidiaries, unless the context otherwise indicates.

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus. While we believe that this summary highlights some of the most important information about Paulson Capital (Delaware) Corp. and this offering, you should read this entire prospectus and the documents incorporated by reference carefully, including “Risk Factors” before deciding to invest in our common stock.

Business Overview

Paulson Capital (Delaware) Corp. (the “Company” or “Registrant”), established in 1970, is a holding company whose operating subsidiary, Paulson Investment Company, Inc. (“PIC”), is a full service brokerage firm. Substantially all of our business has historically consisted of the securities brokerage and corporate finance activities conducted through PIC, which has operations in four principal categories, all of them in the financial services industry. These categories are:

●	corporate finance revenues consisting principally of underwriting discounts and underwriter warrants;
●	securities trading from which we record profit or loss, depending on trading results;
●	investment income resulting from earnings on, and increases or decreases in the value of, our investment portfolio; and
●	securities brokerage activities for which we earn commission revenues.

In addition, Paulson Capital Properties, LLC, a 100% owned subsidiary, was established for the purpose of purchasing, improving and remarketing underappreciated real estate. Through December 31, 2013, we had not purchased any real estate.

During the second quarter of fiscal 2012 ended June 30, 2012, the Company sold substantially all PIC’s retail brokerage business to JHS Capital Advisors, LLC and is focusing its operations on boutique investment banking.

Our principal business office is located at 1331 NW Lovejoy Street, Suite 720, Portland, Oregon 97209, and our telephone is number (503) 243-6000. Our website address is www.paulsoninvestmentcompany.com. Information contained on our website or any other website does not constitute part of this prospectus.

This Offering

Shares of common stock offered by Selling Shareholders	1,267,929

Offering price

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may sell any or all of their Shares on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The sales may be at fixed or negotiated prices.

The Nasdaq Capital Market Symbol	PLCC

RISK FACTORS

In addition to the other information and risks factors contained in this prospectus and the documents incorporated and deemed to be incorporated herein, you should carefully consider the following risks before making an investment decision. Our business, financial condition and results of operations could be harmed were any of the following risks or uncertainties to develop into actual events. In such case, the value of our securities could decline and you might lose all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

Risks Related to our Business

Our business is subject to various business-related risks.

Our business in its present form--boutique investment banking--is relatively early-stage, with limited operating history, and its prospects are difficult to evaluate. We face risks, expenses, and difficulties as a company seeking to develop a new business. Those risks and difficulties include the following:

●

various aspects of our business are subject to extreme volatility, often as a result of factors beyond our ability to anticipate or control; in particular, a factor such as the condition of the securities markets, which is in turn based on popular perceptions of the health of the economy generally, can be expected to affect the volume of the our business;

●	we face intense competition in our industry;

●

we are subject to the risk of legal proceedings, which may result in significant losses that we cannot recover; claimants in these proceedings may be customers, employees, investors, or regulatory agencies, among others, seeking damages for mistakes, errors, negligence, or acts of fraud by our employees; and

●	although we attempt to match operating costs with activity levels, many of our expenses are either fixed or difficult to change on short notice.

Developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, our business and profitability and cause volatility in our results of operations.

Economic and market conditions have had, and will continue to have, a direct and material impact on our results of operations and financial condition because performance in the financial services industry is heavily influenced by the overall strength of economic conditions and financial market activity. It is difficult to predict the market conditions for 2014, which are dependent in large part upon the pace and sustainability of the global economic recovery. Our smaller scale compared to many of our competitors and the cyclical nature of the economy and this industry lead to volatility in our financial results, including our operating margins, revenue and expense levels. Our financial performance may be limited by the fixed nature of certain expenses, the impact from unanticipated losses or expenses during the year, and the inability to scale back costs in a timeframe to match decreases in revenue-related changes in market and economic conditions. As a result, our financial results may vary significantly from quarter-to-quarter and year-to-year.

The volume of anticipated investment banking transactions may differ from actual results.

The completion of anticipated investment banking transactions in our pipeline is uncertain and partially beyond our control, and our investment banking revenue is typically earned only upon the successful completion of a transaction. In most cases, we receive little or no payment for investment banking engagements that do not result in the successful completion of a transaction. For example, a client's acquisition transaction may be delayed or terminated because of a failure to agree upon final terms with the counterparty, failure to obtain necessary regulatory consents or board or stockholder approvals, failure to secure necessary financing, adverse market conditions or unexpected financial or other problems in the client's or counterparty's business. If parties fail to complete a transaction on which we are advising or an offering in which we are participating, we earn little or no revenue from the transaction and may have incurred significant expenses (for example, travel and legal expenses) associated with the transaction. Accordingly, our business is highly dependent on market conditions as well as the decisions and actions of our clients and interested third parties, and the number of engagements we have at any given time (and any characterization or description of our deal pipelines) is subject to change and may not necessarily result in future revenues.

Financing and advisory services engagements are singular in nature and do not generally provide for subsequent engagements.

We are typically retained on a short-term, engagement-by-engagement basis in connection with specific capital markets or mergers and acquisitions transactions. In particular, our revenues related to acquisition and disposition transactions tend to be highly volatile and unpredictable (or “lumpy”) from quarter to quarter due to the one-time nature of the transaction and the size of the fee. As a result, high activity levels in any period are not necessarily indicative of continued high levels of activity in any subsequent period. If we are unable to generate a substantial number of new engagements and generate fees from the successful completion of those transactions, our business and results of operations will likely be adversely affected.

Our exposure to legal liability is significant, and could lead to substantial damages.

We face significant legal risks in our business. These risks include potential liability under securities laws and regulations in connection with our investment banking business. The volume and amount of damages claimed in litigation, arbitrations, regulatory enforcement actions and other adversarial proceedings against financial services firms have increased in recent years. Our experience has been that adversarial proceedings against financial services firms typically increase during and following a market downturn. Risks associated with legal liability often are difficult to assess or quantify and their existence and magnitude can remain unknown for significant periods of time, making the amount of legal reserves related to these legal liabilities difficult to determine and subject to future revision. Legal or regulatory matters involving our directors, officers or employees in their individual capacities also may create exposure for us because we may be obligated or may choose to indemnify the affected individuals against liabilities and expenses they incur in connection with such matters to the extent permitted under applicable law. In addition, like other financial services companies, we may face the possibility of employee fraud or misconduct. The precautions we take to prevent and detect this activity may not be effective in all cases, and there can be no assurance that we will be able to deter or prevent fraud or misconduct. Exposures from and expenses incurred related to any of the foregoing actions or proceedings could have a negative impact on our results of operations and financial condition. In addition, future results of operations could be adversely affected if reserves relating to these legal liabilities are required to be increased or legal proceedings are resolved in excess of established reserves.

Our business is subject to extensive regulation in the jurisdictions in which we operate, and a significant regulatory action against our company may have a material adverse financial effect or cause significant reputational harm to our company.

As a participant in the financial services industry, we are subject to complex and extensive regulation of many aspects of our business by U.S. federal and state regulatory agencies, self-regulatory organizations (including securities exchanges) and foreign governmental agencies, regulatory bodies and securities exchanges.

Generally, the requirements imposed by our regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with us. These requirements are not designed to protect our shareholders. Consequently, broker dealer regulations often serve to limit our activities, through net capital, customer protection and market conduct requirements and restrictions on the businesses in which we may operate or invest. We also must comply with asset management regulations, including requirements related to fiduciary duties to clients, recordkeeping and reporting and customer disclosures. Compliance with many of these regulations entails a number of risks, particularly in areas where applicable regulations may be newer or unclear. In addition, regulatory authorities in all jurisdictions in which we conduct business may intervene in our business, and we and our employees could be fined or otherwise disciplined for violations or prohibited from engaging in some of our business activities.

The laws, rules and regulations comprising this regulatory framework can (and do) change frequently, as can the interpretation and enforcement of existing laws, rules and regulations. Recent conditions in the global financial markets and economy, including the 2008 financial crisis, caused legislators and regulators to increase the examination, enforcement and rule-making activity directed toward the financial services industry, which we expect to continue in the coming years. In 2010, the federal government passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”). Dodd-Frank significantly restructures and intensifies regulation in the financial services industry, with provisions that include, among other things, the creation of a new systemic risk oversight body, expansion of the authority of existing regulators, increased regulation of and restrictions on OTC derivatives markets and transactions, broadening of the reporting and regulation of executive compensation, expansion of the standards for market participants in dealing with clients and customers, and regulation of fiduciary duties owed by municipal advisors or conduit borrowers of municipal securities. The intensified regulatory environment will likely alter certain business practices and change the competitive landscape of the financial services industry, which may have an adverse effect on our business, financial condition and results of operations.

We face stiff competition from other financial services firms.

The securities industry has become considerably more concentrated and more competitive since the Company was founded, as numerous securities firms have either ceased operations or have been acquired by or merged into other firms. This trend has been particularly pronounced among firms similar in size and business mix to us. In addition, companies not engaged primarily in the securities business, but with substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with greater capital resources than those of the Company. In particular, various recent legislative and regulatory developments have tended to increase competition within the industry or reduce profits for the industry.

Our success depends on retaining our existing key employees and successfully recruiting talented and qualified employees in the future.

Our people are our most important resource. We must retain the services of our executive officers, including our President Trent D. Davis, and other key professional employees. We also must strategically recruit and hire new talented and qualified employees in the future. Failure to do so may adversely affect our ability to effectively compete against our peers and thereby negatively impact our reputation and financial performance.

Risks Related to Investment in Our Securities

The market price of our Common Stock has been volatile and may continue to fluctuate significantly because of various factors, some of which are beyond our control.

Our stock price has been volatile, fluctuating over the course of 2013 between closing prices of $0.57 and $1.90. The market price of our Common Stock could continue to fluctuate significantly in response to a variety of factors, some of which may be beyond our control.

Future sales or the potential for sale of a substantial number of our shares of Common Stock could cause the trading price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales may occur, could cause the market price of our stock to decline. For example, 1,500,000 shares of Common Stock are reserved for issuance under our 2013 Equity Incentive Plan. The exercise of vested options and large-scale sale of associated shares could negatively affect the market price of our Common Stock.

Our stock may be delisted from The NASDAQ Capital Market, which could affect its market price and liquidity.

We are required to continually meet the listing requirements of The NASDAQ Capital Market (including a minimum bid price for our common stock of $1.00 per share) to maintain the listing of our common stock on The NASDAQ Capital Market. On February 24, 2014, we received a deficiency letter from The NASDAQ Stock Market indicating that for 30 consecutive trading days our common stock had a closing bid price below the $1.00 per share minimum. In accordance with NASDAQ Marketplace Rules, we were provided a compliance period of 180 calendar days, or until August 25, 2014, to regain compliance with this requirement. On April 7, 2014, we were notified that NASDAQ Staff had determined that for 10 consecutive business days, from March 24, 2014 to April 4, 2014, the closing bid price of our common stock had been at $1.00 per share or greater. Accordingly, we regained compliance with this listing requirement at that time, and this matter is now closed. However, we cannot provide any assurance that our stock price will continue to meet the minimum bid price requirement in the future. If our common stock is delisted for this reason or as the result of our failure to meet the other listing requirements of The NASDAQ Capital Market, it could be more difficult to buy or sell our common stock and to obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting may also impair our ability to raise capital.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows and other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding our ability to raise capital in the future; any statements concerning expected development, performance or market acceptance relating to our services; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding our ability to retain key employees; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. In particular, factors, such as the condition of the securities markets, which are in turn based on popular perceptions of the health of the economy generally, can be expected to affect the volume of our business as well as the value of the securities maintained in our trading and investment accounts.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Many factors discussed in this prospectus, some of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from the forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this prospectus. All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SELLING SHAREHOLDERS

This prospectus relates to Shares that are being registered for reoffers and resale by the Selling Shareholders. The Selling Shareholders are the holders of “restricted securities” or “control securities” acquired under the Plan and include certain directors, officers and others who may be deemed to be “affiliates” who acquired or may acquire Shares under the Plan. The Selling Shareholders may resell any or all of the Shares at any time while this prospectus is current.

Executive officers, directors or others who are considered to be affiliates of the Company who may acquire common stock under the Plan may be added to the list of Selling Shareholders and the Shares to be sold may be increased or decreased by the use of a prospectus supplement filed with the SEC.

The inclusion of Shares in the table below does not constitute a commitment to sell any of the Shares.

Name	Position	Number of Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Eligible to be Offered by the Selling Shareholders(2)	Number of Shares Beneficially Owned After Completion of the Offering(3)		Percentage of the Class Owned After Completion of the Offering(3)
Davis, Trent D.	President, Director	348,267		333,267	15,000		*
Paulson, Charles L.F.	Director	235,017		196,683	38,334		*
Paulson, Chester L.F.	Former Director and Executive Officer	3,146,284	(4)	175,000	2,971,284	(4)	37.4%
Pratt, Shannon P.	Director	301,499		180,445	121,054		1.5%
Shoen, Paul F.	Director	262,326		205,445	56,881		*
Smith, Murray G.	Chief Financial Officer	178,089		161,089	17,000		*
Timmins, Alan P.	Director	25,000		25,000	-		*

*              Represents less than 1%.

(1) Includes shares of common stock beneficially owned or that may be acquired upon exercise of options or warrants exercisable within sixty (60) days of the date of May 6, 2014.
(2) Represents the number of Shares underlying options granted under the Plan, whether currently vested or unvested.

(3) Assumes the exercise and resale of all Shares acquired by the Selling Shareholder pursuant to the Plan and that a total of 7,945,187 shares of common stock will be issued and outstanding after the Offering.

(4) Includes indirect ownership of 2,851,284 shares held by the Paulson Family LLC and 60,000 shares held by Mr. Paulson’s spouse, Jacqueline M. Paulson.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Shares offered by this prospectus.  We will not receive any of the proceeds from the sale of the Shares, but we have agreed to pay the expenses of preparing this prospectus and the related registration statement.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at market or negotiated prices.  It is possible that the increase in securities available on the market will have a negative effect on the resale price of our securities and may make it difficult for purchasers to resell the securities at a profit or at all.

The Selling Shareholders also may sell Shares under Rule 144 of the Securities Act if available, rather than under this prospectus.  The Selling Shareholders may engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and may sell or deliver shares or warrants in connection with these trades.  Unless prohibited by Company policy or applicable rules or regulations, the Selling Shareholders may pledge their Shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares or warrants.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from either the Selling Shareholders or, if any broker-dealer acts as agent for the purchaser, from the purchaser, in amounts to be negotiated.  It is not expected that these commissions and discounts would exceed what is customary in the types of transactions involved.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with those sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have elected to pay all fees and expenses incident to the registration of the Shares being registered herein.  We are not required to pay commissions and other selling expenses.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share, and 500,000 of which are designated as “Series A Preferred Stock.” As of May 6, 2014, we had 7,793,258 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Subject to the preference in dividend rights of any series of preferred stock that we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding up, after payment of all debts and liabilities and after payment of the liquidation preferences of any shares of preferred stock then outstanding, the holders of the common stock will be entitled to participate pro rata in all assets that are legally available for distribution.

Other than the rights described above, the holders of common stock have no preemptive subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights and preferences of holders of common stock will be subject to the rights of any series of preferred stock that we may issue in the future.

Preferred Stock

Our board of directors, without any further vote or action by our stockholders, has the authority to issue up to an aggregate of 30,000,000 shares of preferred stock from time to time, in one or more classes or series or shares, on terms that it may determine, the rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series.

We believe that our board of directors’ ability to issue preferred stock on such a wide variety of terms will enable the preferred stock to be used for important corporate purposes, such as financing acquisitions or raising additional capital. Were it inclined to do so, our board of directors could issue all or part of the preferred stock with, among other things, substantial voting power or advantageous conversion rights. This stock could be issued to persons deemed by our board of directors likely to support our current management in a context for control of us, either as a precautionary measure or in response to a specific takeover threat.

The issuance of preferred stock may delay, deter or prevent a change in control.

Series A Preferred Stock

Each share of our Series A Preferred Stock has a stated value of $0.806974 per share (the “Stated Value”) and a conversion ratio of 2.305640603 per share of common stock, equal to a purchase price of $0.35 per share of common stock, subject to adjustment (the “Conversion Price”). Each share of Series A Preferred Stock is convertible into shares of common stock, calculated by dividing the aggregate Stated Value of the shares being converted by the Conversion Price. Upon the liquidation, dissolution or winding up of the business of the Company, each share of Series A Preferred Stock shall be entitled to receive a preferential amount in cash equal to the Stated Value. The holder of the Series A Preferred Stock may not convert such shares to the extent such conversion would cause the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding common stock, subject to the holder’s discretional increase to 9.99% on 61 days’ notice to the Company. The Conversion Price of the Series A Preferred Stock is subject to adjustment in certain instances, including stock splits, dividends and subdivision of the Common Stock. Additionally, in the event the Company issues securities at a per share price that is less than the Conversion Price then in effect, the conversion price will be adjusted to such lower priced issuance. The Series A Preferred Stock is non-voting as stated in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock pursuant to which the Series A Preferred Stock is issued (the “Certificate of Designation”).

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Certificate of Designation, which is filed as Exhibit 3.3 hereto and incorporated herein by reference.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law (the “DGCL”) may, in specified circumstances, make it more difficult for a person who would be an “interested shareholder” (defined generally as a person with 15 percent or more of a corporation’s outstanding voting stock) to effect a “business combination” (defined generally as a merger, consolidation, or other transaction, including sale, lease, or other disposition of assets with an aggregate market value equal to 10 percent or more of the aggregate market value of the corporation) with the corporation for a three-year period following the time the shareholder became an “interested shareholder.” A corporation may in specified circumstances avoid the restrictions imposed by Section 203 of the DGCL. Moreover, a corporation’s certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203 of the DGCL. The Company has not opted out of the restrictions imposed by Section 203 of the DGCL in its Certificate of Incorporation or Bylaws.

1999 Stock Option Plan

The Company’s 1999 Stock Option Plan (the “Option Plan”) authorized the grant of up to 500,000 shares of common stock (subject to adjustment for stock splits and similar capital changes) in connection with incentive stock option grants and non-qualified stock option grants. Employees and, in the case of nonqualified stock options, directors were eligible to receive grants under the Option Plan. As of May 6, 2014, there were outstanding and unexercised options to purchase 135,000 shares under the Option Plan.

2013 Equity Incentive Plan

The number of shares of common stock covered by outstanding awards granted under the Plan shall not in the aggregate exceed 1,500,000 (subject to adjustment for stock splits and similar capital changes). Management, consultants, and others are eligible to receive equity and cash, and equity-linked awards under the Plan. Only employees are eligible to receive incentive stock options; others may receive nonstatutory stock options. As of May 6, 2014, there were outstanding and unexercised options to purchase 300,000 shares under our Plan, and 1,200,000 shares of common stock had been granted and were outstanding under the Plan.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “PLCC.”

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock and our Series A Preferred Stock is Broadridge Corporate Issuer Solutions, Inc., New Hyde Park, New York.

INDEMNIFICATION

Section 102(b)(7) of the DGCL provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (d) for any transaction from which the director derived an improper personal benefit.

The DGCL provides that a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, if the person: (i) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in a criminal proceeding, had reasonable cause to believe his or her conduct was lawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by persons in defending any action, suit or proceeding may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to indemnification.

The DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against the person and incurred by the person in that capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify the person against liability under Section 145.

Article NINTH of the Company’s Certificate of Incorporation provides that the Company will indemnify to the fullest extent permitted by Section 145 of the DGCL any present or former director, officer, employee, or agent of the Company for expenses, liabilities, or other matters incurred by or caused by them in such capacity.

Article VI of the Company’s Bylaws provides that the Company will indemnify to the fullest extent permitted by law any director or officer or former director or officer of this Company, or any person who may have served at its request as a director or officer of another corporation, and their respective heirs, administrators, successors and assigns, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by reason of being or having been such director or officer of the Company or such other corporation. The Company will not be liable to indemnify a director or officer or former director or officer with regard to any award in any proceeding if the Company was not given a reasonable and timely opportunity, at its expense, to meaningfully participate in the defense of such proceeding or if such proceeding was not authorized or subsequently ratified by the Company’s Board of Directors.

The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling the Company pursuant to applicable state law, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-8. The SEC allows this filing to “incorporate by reference” information that we previously have filed with the SEC. This means we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that we file later will automatically update and may supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	Our Annual Report on Form 10-K filed on March 18, 2014, which contains audited financial statements for the fiscal year ended December 31, 2013;

•	Our Current Reports on Form 8-K filed on January 6, 2014, January 28, 2014, February 4, 2014, February 20, 2014, February 27, 2014, February 27, 2014, and March 26, 2014, respectively;

•	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•	The description of our common stock contained in the Form 10 registration statement filed on December 18, 1989.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, following the date of filing of the registration statement of which this is a part and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents (all of such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). The information relating to the Company contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: Paulson Capital (Delaware) Corp., 1331 NW Lovejoy Street, Suite 720, Portland, Oregon 97209, telephone (503) 243-6000. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (which term includes all amendments, exhibits, and schedules thereto) on Form S-8 under the Securities Act with respect to the Shares offered by this prospectus.  This prospectus does not contain all the information set forth in the registration statements because certain information has been incorporated into the registration statements by reference in accordance with the rules and regulations of the SEC.  Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act.  In accordance with the Exchange Act, we file reports, proxy statements, and other information with the SEC.  You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available on the SEC’s web site.  The address of this site is www.sec.gov.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference herein as of their respective dates of filing and shall be deemed to be a part hereof:

•	Our Annual Report on Form 10-K filed on March 18, 2014, which contains audited financial statements for the fiscal year ended December 31, 2013;

•	Our Current Reports on Form 8-K filed on January 6, 2014, January 28, 2014, February 4, 2014, February 20, 2014, February 27, 2014, February 27, 2014, and March 26, 2014, respectively;

•	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

•	The description of our common stock contained in the Form 10 registration statement filed on December 18, 1989.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, following the date of filing of the registration statement of which this is a part and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents (all of such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). The information relating to the Company contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: Paulson Capital (Delaware) Corp., 1331 NW Lovejoy Street, Suite 720, Portland, Oregon 97209, telephone (503) 243-6000. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (d) for any transaction from which the director derived an improper personal benefit.

The DGCL provides that a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, if the person: (i) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in a criminal proceeding, had reasonable cause to believe his or her conduct was lawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by persons in defending any action, suit or proceeding may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to indemnification.

The DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against the person and incurred by the person in that capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify the person against liability under Section 145.

Article NINTH of the Company’s Certificate of Incorporation provides that the Company will indemnify to the fullest extent permitted by Section 145 of the DGCL any present or former director, officer, employee, or agent of the Company for expenses, liabilities, or other matters incurred by or caused by them in such capacity.

Article VI of the Company’s Bylaws provides that the Company will indemnify to the fullest extent permitted by law any director or officer or former director or officer of this Company, or any person who may have served at its request as a director or officer of another corporation, and their respective heirs, administrators, successors and assigns, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by reason of being or having been such director or officer of the Company or such other corporation. The Company will not be liable to indemnify a director or officer or former director or officer with regard to any award in any proceeding if the Company was not given a reasonable and timely opportunity, at its expense, to meaningfully participate in the defense of such proceeding or if such proceeding was not authorized or subsequently ratified by the Company’s Board of Directors.

The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling the Company pursuant to applicable state law, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

The restricted securities to be reoffered and resold by the selling shareholders pursuant to this registration statement consist of shares of common stock that were granted as stock awards or may be acquired upon exercise of stock option awards, in either case, granted to them under the Company’s 2013 Equity Incentive Plan. These awards either (i) did not involve an offer or sale for the purposes of Section 2(a)(3) of the Securities Act because they were made by us to the selling shareholders as discretionary bonuses without any individual negotiations or consideration paid by the selling shareholders, or (ii) were exempt from registration as a private offering under Section 4(a)(2) of the Securities of Act.

Item 8.  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided , however , that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to the Exchange Act that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser:  (a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and (d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(5)  For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon on May 5, 2014.

PAULSON CAPITAL (DELAWARE) CORP.

By: /s/ Trent D. Davis
Trent D. Davis
President

POWER OF ATTORNEY

We, the undersigned directors and officers of Paulson Capital (Delaware) Corp., do hereby constitute and appoint Trent D. Davis and Murray G. Smith or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Trent D. Davis Trent D. Davis	President and Director (Principal Executive Officer)	May 5, 2014

/s/ Murray G. Smith Murray G. Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2014

/s/ Paul F. Shoen Paul F. Shoen	Chairman of the Board	May 5, 2014

/s/ Charles L.F. Paulson Charles L.F. Paulson	Director	May 5, 2014

/s/ Shannon P. Pratt Shannon P. Pratt	Director	May 5, 2014

/s/ Alan P. Timmins Alan P. Timmins	Director	May 5, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on March 26, 2014)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on March 26, 2014)
3.3	Certificate of Designation for Series A Preferred Stock of Paulson Capital (Delaware) Corp. (incorporated by reference to Exhibit 3.3 to our Current Report on Form 8-K filed on March 26, 2014)
4.1	Paulson Capital Corp. 2013 Equity Incentive Plan (incorporated by reference to Appendix E to our Definitive Proxy Statement on Schedule 14A filed on October 18, 2013)
4.2	Form of Paulson Capital Corp. 2013 Equity Incentive Plan Stock Option Awards*
5.1	Opinion of Holland & Knight LLP*
23.1	Consent of Peterson Sullivan LLP*
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in signature page)*

______________

*Filed herewith